                                                                   Exhibit 10.13

                                    SUBLEASE

1. PARTIES. This Sublease ("Sublease") dated March 1, 2000, is entered into by and between Oplink ("Sublessee"), and Steag RTP Systems. ("Sublessor").

2. MASTER LEASE. Sublessor, as tenant, is leasing from Carlyle Fortran Trust, a California limited partnership, as landlord ("Master Lessor"), approximately 152,865 square feet of leasable area, consisting of the following locations: 4425, 4423 and 4415 Fortran Court (comprising Buildings B and C) in the City of San Jose, California (collectively, the "Premises"), on the terms and subject to the conditions of that certain Lease Agreement dated July 21, 1995 as modified by the First Amendment dated October 6, 1995 and the Second Amendment dated December 3, 1997 (collectively, "Master Lease"). A copy of the Master Lease is attached hereto, marked Exhibit "A". The Premises are located within a complex that includes the Premises and related driveways, parking areas and appurtenant fixtures and improvements (collectively, the "Property").

3.       PROVISIONS CONSTITUTING SUBLEASE.

         3.1 This Sublease is subject to all of the terms and conditions of the Master Lease, except for those provisions of the Master Lease that are directly contradicted by this Sublease in which event this Sublease shall control over the Master Lease. Sublessee shall assume and perform the obligations of Sublessor as lessee under the Master Lease to the extent such terms and conditions are applicable to the Sublease Premises (hereinafter defined). Subleassee shall not commit or permit to be committed on the Sublease Premises any act or omission that shall violate any term or condition of the Master Lease. Sublessor and Sublessee each agree that they will not do, or permit their respective agents, employees or contractors to do, anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited.

         3.2 Except for paragraphs 2, 3, 4.B, 4.E, 4P, 5, 7.D, 23, 25.C, 37,
39.B, 39.L, 40 and 41 of the original Lease Agreement; Exhibit "C" (Improvement Agreement) to the original Lease Agreement; paragraphs 3, 4, and 5 of the First Amendment; and paragraphs 2, 3, 4, 5, 6, 7, 10 and 11 of the Second Amendment, all of the terms and conditions contained in the Master Lease are incorporated herein as terms and conditions of this Sublease, and along with all of the following paragraphs set forth herein shall be the complete terms and conditions of this Sublease. All references in the Master Lease to the "Lease" or "lease" shall be deemed to refer to this Sublease, all references in the Master Lease to the "Premises" shall be deemed to refer only to the Sublease Premises hereunder, and all references in the Master Lease to "Landlord" and "Tenant" shall be deemed to refer to Sublessor and Sublessee, respectively, except that any reference to "Landlord" in paragraphs 13 (except that Master Lessor shall retain responsibility for making any alteration, addition or change to the Common Area required by law as provided therein), 18, 19, 39.D, 39.G, 39.J shall be deemed to refer to both Master Lessor and Sublessor, and any reference to "Landlord" in paragraphs 8.C (except that Sublessee shall reimburse Sublessor for Sublessee's Pro Rata Share of the cost of such insurance procured and maintained by Master Lessor), 10.A, 10.B, 11, (except that Sublessee shall pay to Sublessor its Pro Rata Share of Common Area Charges as provided in paragraph 12), 16, 21, 27, 28, 31.B, 32, 38 shall be deemed to refer to Master Lessor only. Notwithstanding anything to the contrary contained


                                       1.

herein, with respect to work, services, maintenance and repairs, or the performance of other obligations required of Master Lessor under the Master Lease, Sublessor shall be obligated to request the same, on request in writing by Sublessee, and to use commercially reasonable efforts to obtain the same from master Lessor. Sublessor shall cooperate with Sublessee as may be required to obtain from Master Lessor any such work, services, maintenance and repairs, or the performance of any of Master Lessor's other obligations under the Master Lease.

4. SUBLEASE PREMISES. Sublessor leases to Sublessee, and Sublessee hires from said Sublessor, the premises consisting of approximately 38,284 square feet, situated in the City of San Jose, County of Santa Clara, State of California, and located at 4415 Fortran Court (the "Sublease Premises") as more particularly shown on Exhibit "B". The Sublease Premises constitutes a portion of Building C referenced above (the "Building"). The rentable area of the Sublease Premises is an estimate, subject to verification and amendment by an architect mutually acceptable to the parties prior to the Commencement Date, calculating the square footage on the basis of BOMA standard methods. Any change in square footage (and resulting change in rent or Sublessee" Pro Rata Share) shall be set forth in a written amendment to this Sublease signed by both parties.

5.       TERM.

         5.1 COMMENCEMENT AND TERMINATION DATES. The term of this Sublease shall be for the period of time commencing on March 15, 2000 ("Commencement Date") and terminating on October 29, 2002, or on such earlier date of termination as provided herein.

         5.2 EARLY ENTRY. Sublessor shall permit Sublessee to enter the Sublease Premises prior to the Commencement Date in order to commence space planning and design and to install Sublessee's furniture, cabling, communication systems, equipment and furnishings, provided that such occupancy shall be subject to all of the provisions of this Sublease, excluding the Base Rent and Additional Rent. Early entry into the Sublease Premises shall not advance the Termination Date. Sublessee shall, prior to entering the Sublease Premises, deliver to Sublessor certificates of insurance evidencing the policies required of Sublessee under this Sublease. Notwithstanding the foregoing to the contrary, if Sublessor commences business operations within the Sublease Premises prior to the Commencement Date, then the Base Rent and Additional rent shall be payable from such earlier date.

         5.3 CONDITION OF PREMISES. Sublessor and Sublessee agree that the Subleased premises include existing interior improvements. Sublessee hereby accepts the Sublease Premises in its "AS-IS" condition existing as of the date Sublessee occupies the Sublease Premises, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and relating to the use of the Sublease Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessee's agent, nor the Broker has made any representations or warranty as to the suitability of the Sublease Premises for the conduct of Sublessee's business.


                                       2.

6.       RENT.

         6.1 RENT. Sublessee shall pay to Sublessor at the address below as Base Rent, $47,855.00 per month. Delivered along with this Sublease is Subleasee's check in the amount of $1,507,432.50, which is Sublessee's rent obligation for the entire 31 1/2 month term of the Sublease. Additionally, Sublessee shall pay to Sublessor Sublessee's Pro Rata Share of the operating expenses for the building.

         6.2 OPERATING EXPENSES. In addition to the Base Rent, Sublessee shall pay, as "Additional Rent," a proportionate share of all costs and expenses which are defined as "Additional Rent" in Paragraph 4.D of the Master Lease, and which are assessed to Sublessor under the Master Lease. As used in this Sublease, the term "Sublessee's Pro Rata Share" shall mean a fraction, expressed as a percentage, the numerator of which is the number of square feet of floor space contained in the Sublease Premises and the denominator of which is the number of square feet of floor space contained in the Premises. As of the commencement date of this Sublease, Sublessee's Pro Rata Share is 12.95%. Sublessee's Pro Rata Share may be revised from time to time depending on any change in the square footage of the Premises.

7. USE. The Premises shall be used and occupied only for office, R&D, light manufacturing, distribution and warehousing, and for no other purpose.

8. RIGHT OF FIRST REFUSAL. In the event the Sublessee is not in default of this Sublease, Sublessee shall have a one-time right of first refusal to lease the space at 4423 Fortran Drive comprising approximately 38,284 square feet ("First Refusal Space"), subject to the approval of Master lessor, on the same terms and conditions as contained in this Sublease, save that rent shall be the then Fair Market Rental Rate, as defined below. Upon written notice from the Sublessor of the availability of 4423 Fortran Drive, Sublessee shall have five (5) days to exercise its right of first refusal, whereupon Sublessor and Sublessee will enter into a new lease for the First Refusal Space ("New Lease"). Promptly following the exercise of the right of first refusal, the parties shall meet and endeavor to agree upon the Fair Market Rental Rate of the First Refusal Space as of the first day of the New Lease. If within thirty (30) days after the exercise of the right of first refusal, the parties cannot agree in the Fair Market Rental Rate, the parties shall submit the matter to binding appraisal in accordance with the following procedure: Within sixty (60) days after exercise of the right of first refusal, the parties shall either (a) jointly appoint an appraiser for this purpose or (b) failing this joint action, separately designate a disinterested appraiser. No person shall be appointed or designated an appraiser unless he or she has at least five (5) years experience in appraising major commercial property in Santa Clara County and is a member of a recognized society of real estate appraisers. If, within thirty (30) days after their appointment, the two appraisers reach agreement on the Fair Market Rental Rate, that value shall be binding and conclusive upon the parties. If the two appraisers thus appointed cannot reach agreement on the question presented within thirty (30) days after their appointment, the appraisers thus appointed shall appoint a third disinterested appraiser having like qualifications. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers agree on the Fair Market Rental Rate, that value shall be binding and conclusive upon the parties. If within thirty (30) days after the appointment of the third appraiser, a majority of the appraisers cannot reach agreement on the question presented, then the three appraisers shall each submit their independent appraisal to the parties, and the appraisal farthest from the median of the three


                                       3.

appraisals shall be disregarded and the mean average of the remaining two appraisals shall be deemed to be the Fair Market Rental Rate of the First Refusal Space as of the first day of the New Lease and shall be binding and conclusive upon the parties. Each party shall pay the fees and expenses of the appraiser appointed by it and shall share equally the fees and expenses of the third appraiser. If the two appraisers appointed by the parties cannot agree on the appointment of the third appraiser, they or either of them shall give notice of such failure to agree to the parties and if the parties fail to agree upon the selection of such third appraiser within ten (10) days after the appraisers appointed by the parties give such notice, then either of the parties, upon notice to the other party may request such appointment by the American Arbitration Association, or on its failure, refusal or inability to act, may apply for such appointment to the presiding judge of the Superior Court of Santa Clara County, California.

9. BROKERS. Sublessor and Sublessee each represent to the other that they have only dealt with Cushman & Wakefield of California, Inc. ("Sublessor's Broker") and Colliers International ("Sublessee's Broker") in connection with this Sublease transaction. Sublessor and Sublessee shall each indemnify, defend and hold the other harmless from and against any and all liabilities or expenses, including attorneys' fees and costs, arising out of or in connection with any claims for commissions or fees made by any other broker or individual who represented or claims to have represented the indemnifying party in connection with this Sublease.

10. COMMISSION. Upon execution of this Sublease, Sublessor shall pay the real estate commission for this transaction as agreed upon between Sublessor and Sublessor's Broker per separate agreement.

11. PARKING. Sublessee shall have the non-exclusive right to use Sublessee's Pro Rata Share of the parking spaces in the Common Area as designated from time to time by Master Lessor.

12. COVENANT OF QUIET ENJOYMENT. Subject to the terms of this Sublease and the Master Lease, Sublessor represents that if Sublessee performs all the provisions in this Sublease to be performed by Sublessee, Sublessee shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises.

13. REPRESENTATIONS AND WARRANTIES OF SUBLESSOR. Sublessor represents and warrants to Sublessee that as of the date of this Sublease, (i) the Master lease is the entire agreement between Master Landlord and Sublessor regarding the Premises, and the Master Lease has not been amended or modified except as expressly set forth in this Sublease, (ii) Master Landlord and Sublessor are not in breach or default of any of the provisions of the Master lease, and (iii) the Master Lease is in full force and effect. At Sublessee's request, Sublessor shall recertify each of the foregoing representations and warranties as of the Commencement Date of this Sublease.

14. NOTICES. Any notices required or desired to be given under this Sublease shall be in writing, shall be personally served, delivered by overnight courier, facsimile or United States registered or certified mail and shall be addressed as set forth below. Any notice so given shall be deemed to be delivered or made on (i) the date personal service is effected,
(ii) the same day if sent by facsimile transmission which if sender has confirmation of successful transmission to


                                       4.

recipient by 5:00 p.m. Pacific Standard Time, provided that a copy is deposited in the United States mail, postage prepaid, (iii) the next business day if sent by overnight courier or by facsimile transmission, or (iv) the second business day after the same is deposited in the United States Mail as registered or certified with postage thereon fully prepaid. Either party may change its address by giving written notice thereof to the other in accordance with the provisions of this paragraph. As of the date of this Sublease, the addresses of the parties are as follows:

         SUBLESSOR:            STEAG RTP Systems                       SUBLESSEE:
                               4425 Fortran Drive                                       --------------------------
                               San Jose, CA 95134-2300
                               Attn:  Ms. Anita Gat                                     --------------------------

                                                                                        --------------------------
                                                                                        Attn:
                                                                                              --------------------

15. MASTER LESSOR'S CONSENT. Sublessee acknowledges that this Sublease is subject to the consent of Master Lessor under the Master Lease. Sublessor shall use diligent efforts to obtain such consent as soon as reasonably possible following execution of this Sublease by Sublessor and Sublessee. Accordingly, this Sublease shall not be effective unless and until Master Lessor's consent has been executed by Master Lessor. Sublessor shall have no liability whatsoever to Sublessee, however, if Sublessor is unable to obtain such consent from Master Lessor.

SUBLESSEE:                                        SUBLESSOR:
-----------------------------                     STEAG RTP SYSTEMS

By:   /s/ Joseph Liu                              By:    /s/ illegible
   --------------------------                        -------------------------
Title:    Joe Liu                                 Title:    President
      -----------------------                           ----------------------
Date:                                             Date:
     ------------------------                          -----------------------


                              MASTER LESSOR CONSENT

Consent by Master Lessor: The undersigned, Lessor under the Master Lease in Exhibit "A", hereby consents to the subletting of the Premises described herein on the terms and conditions contained in this Sublease. This consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.

MASTER LESSOR:

By:
   -----------------------------
Title:
      --------------------------
Date:
     ---------------------------


                                       5.